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                                                                 EXHIBIT 3.3


             FILED
      IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE
        STATE OF NEVADA
       OCTOBER 29, 1993

/s/ CHERYL A. LAU
---------------------------------
CHERYL A. LAU, SECRETARY OF STATE


               THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED
               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION


1. Name of corporation: Cactus Pete's, Inc.
                        --------------------------------------------------------

2. Date of adoption of Amended and/or Restated Articles: October 26, 1993
                                                         -----------------------

3. If the articles were amended, please indicate what changes have been made:

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   (a) Was there a name change? Yes [ ] No [X]. If yes, what is the new name?

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   (b) Did you change your resident agent? Yes [ ] No [X]. If yes, please indicate new address:


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   (c) Did you change the purposes? Yes [X] No [ ]. Did you add Banking? [ ],
       Gaming? [ ] Insurance? [ ], None of these [X]

   (d) Did you change the capital stock? Yes [X] No [ ]. If yes, what is the new capital stock? The number of shares authorized and their par value have not changed. The rights and preferences of the holders of preferred stock have been changed. There is no preferred stock currently issued.

   (e) Did you change the directors? Yes [X] No [ ]. If yes, indicate the change: The limitation on the maximum number of directors has been
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       deleted.
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   (f) Did you add the directors liability provision? Yes [X] [No].

   (g) Did you change the period of existence? Yes [ ] No [X]. If yes, what is the new existence?

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   (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles? See attachment.
                                                   -----------------------------

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       -------------------------------------------------------------------------

                                       /s/ CRAIG H. NEILSEN, President
                                       -----------------------------------------
                                              Name and Title of Officer


                                                  October 26, 1993
                                       -----------------------------------------
                                                        Date


STATE OF NEVADA  )
                 ) ss.
COUNTY OF ELKO   )

On  October 26, 1993  personally appeared before me, a Notary Public,
    ----------------

Craig H. Neilsen, who acknowledged that he/she executed the above document.
----------------



                                       /s/ M.J. FREILICK
                                       -----------------------------------------
[SEAL]                                 NOTARY PUBLIC
           M.J. FREILICK
           NOTARY PUBLIC
          State of Nevada
        Elko County, Nevada
My appointment expires Nov. 18, 1994

                       ATTACHMENT TO FORM NEV-797 (2/9/90)
                               CACTUS PETE'S, INC.

Paragraph 3(h):

         1. Article Second, which prior to the amendment provided for a principal place of business in Nevada, is deleted in its entirety and in lieu thereof a new Article II has been adopted which identifies the current resident agent and address of the Corporation. The amendment does not change the identity of the resident agent.

         2. Article Third, which had provided a list of business purposes, has been deleted in its entirety. In lieu thereof a new Article III has been adopted which provides that the Corporation may engage in gaming and such business or activity not forbidden by law or the Articles of Incorporation.

         3. Article Fourth, which prior to the amendment designated the capital stock of the Corporation, has been redesignated as Article IV and has been amended by deleting the description of the rights and preferences of the preferred stock, and inserting in lieu thereof a provision that provides that the Board of Directors shall fix and determine in a resolution the price, series and numbers of each class or series of preferred stock. There is not now nor has there ever been any preferred stock issued.

         4. Article Fifth, which describes the Board of Directors, has been redesignated Article V, and has been amended to delete

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the maximum number of directors. The Article now provides that the Corporation shall have at least one director, with the exact number to be set by the Board of Directors by resolution.

         5. Article Sixth, which had provided that the issued and outstanding stock of the Corporation was nonassessable, has been deleted in its entirety. Article Sixth, prior to its deletion, also contained certain restrictions imposed by the Nevada Gaming Commission. The substance of those limitations is now contained in a new Article VII.

         6. Article Seventh, which had identified the name and address of the initial incorporators, has been deleted in its entirety.

         7. Article Eighth, which had provided for a perpetual existence, has been deleted in its entirety.

         8. Article Ninth, which had provided that the By-Laws could be made, altered, amended, or repealed by the Board of Directors, has been deleted in its entirety.

         9. Article Tenth, which had provided that only stockholders could be members of the Board of Directors, has been deleted in its entirety.

         10. Article Eleventh, which had provided that a sale or transfer of the stock of the Corporation was subject to a right of "first option" in the Corporation, has been deleted in its entirety.

         11. A new Article VI has been adopted, which provides for a limitation upon Directors' liability.



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         12. A new Article VII has been adopted, which provides for certain limitations imposed by the Nevada Gaming Control Commission. The substance of this new Article VII had previously been contained in Article Sixth.

         13. A new Article VIII has been adopted, which article eliminates any preemptive rights of the stockholders.

         14. Numerous stylistic changes have been made throughout.


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              FILED
      IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE
         STATE OF NEVADA
        OCTOBER 29, 1993
 CHERYL A. LAU, SECRETARY OF STATE
        /S/ CHERYL A. LAU


                    CERTIFICATE OF AMENDMENT AND RESTATEMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                               CACTUS PETE'S, INC.


      CACTUS PETE'S, INC., a corporation organized under the laws of the State of Nevada, by its president and assistant secretary does hereby certify:

      1. That the Board of Directors of said corporation by written consent dated October 26, 1993, passed a resolution declaring that the amendment and restatement of the articles of incorporation of the corporation attached hereto is advisable.

      2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is 100; that the said change, amendment and restatement has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its president and its assistant secretary this 26th day of October 1993.

                                      Cactus Pete's, Inc.


                                      By:    /s/ CRAIG H. NEILSEN
                                             -----------------------------------
                                             Craig H. Neilsen, President

                                      By:    /s/ BARBARA MILLER
                                             -----------------------------------
                                             Barbara Miller, Assistant Secretary

STATE OF NEVADA           )
                          )ss.
COUNTY OF ELKO            )

        This instrument was acknowledged before me on October 26, 1993, by Craig
H. Neilsen as President and Barbara Miller as Assistant Secretary of Cactus Pete's Inc.

                                             /s/ M. J. FREILICK
                                             -----------------------------------
                                             Notary Public
My Commission Expires:
November 11, 1994

                                         ---------------------------------------
APPROVED FOR COMPLIANCE                  M.J. FREILICK
WITH NRS CHAPTER 463 ONLY                NOTARY PUBLIC
Nevada Gaming Commission                 State of Nevada
                                         Elko County, Nevada
By: /s/ Marilyn Epling                   My appointment expires Nov. 16, 1994
                                         ---------------------------------------
    -----------------------
Dated: October 28, 1993
       --------------------

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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               CACTUS PETE'S, INC.


      A Corporation for the transaction of any lawful business under the Nevada General Corporation Law, Chapter 78 of the Nevada Revised Statutes, is hereby declared and filed with the Secretary of State of the State of Nevada as follows:

                                ARTICLE I - NAME

      The name of the Corporation is Cactus Pete's, Inc.


                           ARTICLE II - RESIDENT AGENT

      The Corporation's resident agent and the street address where process may be served upon the Corporation is:

                              Thomas M. Steinbauer
                             c/o Cactus Pete's, Inc.
                                  P. O. Box 508
                                   Highway 93
                                Jackpot, NV 89825

                             ARTICLE III - PURPOSES

      The purpose for which the Corporation is formed are:

           (a) To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America; and

           (b) To engage in any other business or activity not forbidden by law or these Articles of Incorporation.

                               ARTICLE IV - STOCK

      The aggregate number of shares of capital stock which the Corporation shall be authorized to issue is 3,000 shares, which shall be divided into a maximum of 1,500 shares of Common Stock, par value Fifty Dollars ($50.00) per share; and a maximum of 1,500 shares of Preferred Stock, par value one cent ($0.01) per share, being divided into any number of


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

series and each series having such voting, dividend, redemption and preference rights as may from time to time be declared by resolution of the board of Directors of the Corporation filed with the Secretary of State.

                         ARTICLE V - BOARD OF DIRECTORS

      The members of the governing board of the Corporation are styled "Directors",; and there shall at all times be elected and serving no less than one (1) Director, with the exact number to be determined from time to time by the Board of Directors by resolution. Such Directors shall comprise the Board of Directors of the Corporation.

                ARTICLE VI - LIMITATION UPON DIRECTORS' LIABILITY

      No Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a Director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a Director or officer of the Corporation for:

           (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

           (b) The payment of distributions in violation of Nevada Revised Statutes 78.300. If the Private Corporations law of Nevada is hereafter amended or interpreted to eliminate or limit further the personal liability of Directors of officers, then the liability of all Directors and officers shall be eliminated or limited to the full extent then so permitted.

      Any repeal or modification of this Article VI shall be prospective only. In the event of any conflict between this Article VI and any other Article of the Corporation's Articles of Incorporation, the terms and provisions of Article VI shall control.

                       ARTICLE VII - GAMING LAW COMPLIANCE

      1. The Corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or )2 the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.


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      2. No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming
Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

      3. If the Nevada Gaming Commission at any time determines that a holder of stock or other securities of the Corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the securities.

                        ARTICLE VIII - PREEMPTIVE RIGHTS

      No stockholder shall have any preemptive rights to acquire any stock of the Corporation.


                                             APPROVED FOR COMPLIANCE
                                             WITH NRS CHAPTER 463 ONLY
                                             Nevada Gaming Commission

                                             By:    /s/ MARILYN EPLING
                                                    ------------------------
                                                        Marilyn Epling

                                             Dated: October 28, 1993
                                                    ------------------------



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